Exhibit (a)(1)(K)

RadiSys Stock Option Exchange Program
Significant Events Calendar

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Date                 Communications Event
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
Thursday,  July          RadiSys Stock Option Exchange Program (the "Exchange Program") Begins
31, 2003
                     >>  Exchange Program Web Site opens.

                     >>  Exchange Program Call Center opens. If you have questions or need a translator, contact the Mellon Investor
                         Services call center, Monday through Friday between the hours of 5:00 a.m. to 4:00 p.m. Pacific Time, at:

                              888-256-2709 (calling from within the U.S.)
                              +201-329-8905 (calling from outside the U.S.)

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Weeks of August 4    >>  Employee information meetings held for all locations world-wide - two major topics:
and August 11,
2003                     -   Stock Option Basics
                         -   RadiSys Stock Option Exchange Program Details

                     >>  Meeting dates, times, and locations are as follows:

                     Office Location            Date/Time                                            Meeting Room
                     --------------------------------------------------------------------------------------------
                     Birmingham, UK             Mon. August 4, 2003, 3:30pm to 5:00pm (GMT)          Meeting Room 1
                     (Video-conference)

                     Boca Raton, FL             Wed. August 6, 2003, 12:00pm to 1:30pm (ET)          MultiPurpose Room
                     (Video-conference)         Wed. August 6, 2003, 2:30pm to 4:00pm (ET)           MultiPurpose Room
                                                Thu. August 7, 2003, 12:00pm to 1:30pm (ET)          MultiPurpose Room
                                                Thu. August 7, 2003, 2:30pm to 4:00pm (ET)           MultiPurpose Room
                                                Fri. August 15, 2003, 12:00pm to 1:30pm (ET)         MultiPurpose Room

                     DesMoines, IA              Wed. August 6, 2003, 11:00am to 12:30pm (CT)         VonNeumann Room
                     (Video-conference)         Wed. August 6, 2003, 1:30pm to 3:00pm (CT)           VonNeumann Room
                                                Thu. August 7, 2003, 11:00am to 12:30pm (CT)         VonNeumann Room
                                                Thu. August 7, 2003, 1:30pm to 3:00pm (CT)           VonNeumann Room
                                                Fri. August 15, 2003, 11:00am to 12:30pm (CT)        VonNeumann Room

                     Hillsboro, OR              Wed. August 6, 2003, 9:00am to 10:30am (PT)*         MultiPurpose Room
                                                Wed. August 6, 2003, 11:30am to 1:00pm (PT) *        MultiPurpose Room
                                                Wed. August 6, 2003, 2:00pm to 3:30pm (PT)           MultiPurpose Room
                                                Thu. August 7, 2003, 9:00am to 10:30am (PT)*         MultiPurpose Room
                                                Thu. August 7, 2003, 11:30am to 1:00pm (PT)*         MultiPurpose Room
                                                Thu. August 7, 2003, 2:00pm to 3:30pm (PT)           MultiPurpose Room
                                                Fri. August 15, 2003, 9:00am to 10:30am (PT)*        MultiPurpose Room
                                                Fri. August 15, 2003, 11:30am to 1:00pm (PT)         MultiPurpose Room
                                                Fri. August 15, 2003, 2:00pm to 3:30pm (PT)          MultiPurpose Room

                     Munich, Germany            Mon., August 4, 2003; 4:30 - 6:00pm (GMT + 1)        N/A
                     (Tele-conference)

                     Tokyo, Japan               Tue. August 5, 2003, 9:30am to 11:00am (local time)  Conference Room
                     (Translator provided; video-conference)

                     * Field employees will be able to call in to these meetings; bridge line phone number to be provided via e-mail
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
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Wednesday, August                              Exchange Program expires at 9:00 p.m. Pacific Time
27, 2003
                     >>  Exchange Program Web site shuts down at 9:00 p.m. Pacific Time.

                     >>  Exchange Program Call Center remains open through Friday, September 5, 2003 at 5:00 Pacific Time.
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Thursday, August     >>  Cancellation date of options surrendered under the Exchange Program.
28, 2003
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Week of September    >>  Mellon sends (via your RadiSys e-mail address) a confirmation statement to employees who participated in
1, 2003                  the Exchange Program.

                     >>  Mellon will also send "Notice of No Election" to employees who had options eligible to surrender, but did not participate in the Exchange Program.
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Friday, September    >>  Exchange Program Call Center closes at 5:00 p.m. Pacific Time.
5, 2003
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Monday, March 1,     >>  Earliest date it is expected that new options will be granted. Exercise price of new options will be equal
2004                     to the closing price of shares of RadiSys common stock on the new option grant date.
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Within 2 - 3         >>  Employees who participated in the Exchange Program (and who meet all terms and conditions of the Exchange
business days of         Program) on the new option grant date will receive a stock option grant notice and plan prospectus.
new option grant         EquitEase will mail these documents to your home address.
date
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